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                                                                    Exhibit 10.9


                              AMENDED AND RESTATED
                            REVOLVING LINE OF CREDIT
                                 LOAN AGREEMENT

         THIS AMENDED AND RESTATED REVOLVING LINE OF CREDIT LOAN AGREEMENT (this "Agreement") is made as of June 29, 1998 (the "Effective Date"), by and between FRANCHISE FINANCE CORPORATION OF AMERICA, a Delaware corporation ("FFCA"), whose address is 17207 North Perimeter Drive, Scottsdale, Arizona 85255, and P. F. CHANG'S CHINA BISTRO, INC., a Delaware corporation ("Debtor"), whose address is 5090 North 40th Street, Suite 160, Phoenix, Arizona 85018.

                             PRELIMINARY STATEMENT:

         Unless otherwise expressly provided herein, all defined terms used in this Agreement shall have the meanings set forth in Section 1. Debtor and FFCA entered into that certain Revolving Line of Credit Loan Agreement dated as of October , 1997 (the "Original Agreement"). Subsequently, FFCA has agreed to increase the amount of the Loan and Debtor has agreed to pledge its interest in the Collateral pursuant to the Security Agreement in order to provide security for the Loan. This Agreement amends and restates the Original Agreement in order to reflect the terms and conditions associated with an increase of the Loan and a pledge of the Collateral.

                                   AGREEMENT:

         In consideration of the mutual covenants and provisions of this Agreement, the parties agree as follows:

         1. DEFINITIONS. The following terms shall have the following meanings for all purposes of this Agreement:

         "Acceleration Event" means (a) a breach or default, after the passage of all applicable notice and cure or grace periods, under any other agreement, instrument or promissory note other than the Loan Documents between, among or by
(i) Debtor or any Affiliate of Debtor, and, or for the benefit of, (ii) FFCA and/or any Affiliate of FFCA, (b) the consummation of a sale of shares of stock or other ownership interests in Debtor by Paul Fleming, Kelly Fleming, Robert Vivian and Richard Federico (collectively, the "Primary Shareholders") other than sales of such stock or ownership interests in Debtor among the Primary Shareholders, members of the immediate family of the Primary Shareholders or family trusts, foundations or other legal entities which are owned by and created for the benefit of the Primary Shareholders, (c) the consummation of a sale of stock or other ownership interests in Debtor pursuant to a public offering or private placement pursuant to the Securities Act of 1933 or (d) at any time that the Primary Shareholders, members of the immediate family of the Primary Shareholders or family trusts, foundations or other legal entities which are owned by and created for the benefit of the Primary Shareholders do not own more than 40% of the stock or other ownership interests in Debtor.

         "Action" has the meaning set forth in Section 7.
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         "Advance" means any advance of the proceeds of the Loan made by FFCA pursuant to the terms of Section 2.

         "Affiliate" means any Person which directly or indirectly controls, is under common control with, or is controlled by any other Person. For purposes of this definition, "controls", "under common control with" and "controlled by" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or otherwise.

         "Business Day" means any day on which banks are open for general banking business in the State of Arizona other than a Saturday, Sunday, a legal holiday or any other day on which banks in the State of Arizona are required or authorized by law to close.

         "Code" means the United States Bankruptcy Code, 11 U.S.C. Sec. 101 et seq., as amended.

         "Collateral" means Debtor's membership or partnership interest in the Companies as more particularly described in the Security Agreement.

         "Commitment" means that certain Commitment Letter dated March , 1998 between FFCA and Debtor with respect to the transaction described in this Agreement, and any amendments or supplements thereto.

         "Companies" means the Arizona general partnerships and the Arizona limited liability companies identified on Exhibit G attached hereto.

         "Counsel" means Lewis and Roca LLP, licensed in the State of Arizona (where Debtor maintains its principal place of business) or such other legal counsel as selected by Debtor and reasonably approved by FFCA.

         "Debt" means as to such Person at any time (without duplication): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services; (d) all capital lease obligations of such Person; (e) all contingent obligations or other obligations of others guaranteed by such Person; (f) all obligations secured by a lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are nonrecourse to the credit of such Person; and (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments.

         "Effective Date" has the meaning set forth in the introductory paragraph of this Agreement.

         "Event of Default" has the meaning set forth in Section 7.

         "Fee" means a draw fee equal to .5% of the amount of each Advance.


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         "Indemnified Parties" has the meaning set forth in Section 9.

         "Joint Venture Agreements" means those Joint Venture Agreements and Operating Agreements between Debtor and the respective Partners of each Company.

         "Loan" means the revolving line of credit in the Maximum Loan Amount and as described in Section 2.

         "Loan Documents" means, collectively, this Agreement, the Note, the Security Agreement, the UCC Financing Statements, the Negative Pledges and all other documents, instruments and agreements executed in connection therewith or contemplated thereby.

         "Management Agreements" means the management agreements between Debtor and a Company with respect to each of the Premises.

         "Material Adverse Effect" means a material adverse effect on (i) the financial condition of Debtor or the Companies, as applicable or (ii) the ability of Debtor or the Companies, as applicable, to perform its obligations under the Loan Documents.

         "Maturity Date" shall have the meaning set forth in the Note.

         "Maximum Loan Amount" means $20,000,000.00.

         "Negative Pledges" means the negative pledge agreements dated as of the Effective Date executed by the Companies in favor of FFCA in the form of Exhibit F attached hereto. A Negative Pledge will be executed for each of the Premises.

         "Note" means the promissory note dated as of the Effective Date executed by Debtor in favor of FFCA in the form of Exhibit A attached to this Agreement, as such Note may be amended and/or amended and restated and/or substituted from time to time as contemplated by Section 2. The term "Note" shall also include all additional promissory notes executed and delivered by Debtor to FFCA from time to time as contemplated by Section 2.

         "Partners" means, as applicable, the general partners (other than Debtor) for each of the Companies that are general partnerships and the members (other than Debtor) of the Companies that are limited liability companies.

         "Person" shall mean any individual, corporation, partnership, limited liability company, trust, unincorporated organization, governmental authority or any other form of entity.

         "Premises" means the parcels of real estate owned or leased by the Debtor described in Exhibit D attached hereto, all rights, privileges and appurtenances associated therewith, and all buildings, fixtures and other improvements now or hereafter located thereon (whether or not affixed to such real estate).

         "Security Agreement" means the security agreement dated as of the Effective Date executed by Debtor in favor of FFCA in the form of Exhibit E attached to this Agreement, as such Security Agreement may be amended from time to time.


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         "Subsidiary" means any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation or entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by Debtor or one or more of the Subsidiaries or by Debtor and one or more of the Subsidiaries.

         "UCC Financing Statements" means those UCC financing statements required by FFCA to be executed and delivered by Debtor that are necessary to perfect FFCA's security interest in the Collateral.

         2. REVOLVING LINE OF CREDIT. A. On the terms and subject to the satisfaction by Debtor of the conditions set forth in this Agreement, FFCA agrees to make the Loan to Debtor, which Loan will be in the form of Advances made from time to time as provided in this Agreement. The outstanding aggregate principal amount of the Loan shall not exceed the Maximum Loan Amount at any time. So long as no event has occurred which is, or with the passage of time or the giving of notice or both under the Loan Documents would constitute, an Event of Default or an Acceleration Event, Debtor may borrow, prepay and reborrow, from the Effective Date until the Maturity Date, an amount up to the Maximum Loan Amount. Debtor shall not request an Advance in an amount less than $500,000.00 and no more than once in a calendar month.

         B. Simultaneously with the execution and delivery of this Agreement, Debtor shall execute and deliver to FFCA the Note. The obligation of Debtor to pay the outstanding aggregate principal amount of all Advances plus accrued interest thereon shall be evidenced by the Note. Debtor irrevocably authorizes FFCA to make or cause to be made, at or about the time of any Advance or at the time of FFCA's receipt of any payment of the principal amount of the Note, an appropriate notation in FFCA's records reflecting the amount of such Advance or payment, as applicable. The outstanding aggregate principal amount of the Note plus accrued interest thereon set forth in FFCA's records maintained with respect to the Note (which may include computer records) shall, absent manifest error, be prima facie evidence of the outstanding aggregate principal amount plus accrued interest thereon due and owing to FFCA, but the failure to record, or any error in so recording, any such amount on FFCA's records shall not limit or otherwise affect the obligations of Debtor under the Note to make payments when due. Notwithstanding the foregoing, Debtor agrees to execute such amendments to the Note, amendments and restatements of the Note and/or substitute and/or additional promissory notes in the form of the Note as FFCA may reasonably request to evidence Debtor's obligations to FFCA under the Loan Documents.

         C. Debtor shall notify FFCA at least five Business Days before the Business Day on which Debtor desires to receive an Advance; provided, however, Debtor acknowledges that each Advance shall be made on the first Business Day of the month immediately following the month in which Debtor notifies FFCA of its desire to receive such Advance. Each such notice shall be in the form of Exhibit B attached hereto (each, a "Notice"), and shall set forth the requested amount of each Advance and such other information required by the Notice. Each Notice shall constitute a certification by Debtor that the representations and warranties of Debtor set forth in


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the Loan Documents, are true, correct and complete in all material respects as of the date of such Notice and as of the date of such requested Advance and that Debtor has satisfied each of the conditions precedent set forth in this Agreement. FFCA's obligation to fund each Advance shall be subject to the satisfaction of the following conditions precedent as of the date of the requested Advance:

                  (i) no event shall have occurred which is, or with the passage of time or the giving of notice or both under the Loan Documents would constitute, an Event of Default or an Acceleration Event;

                  (ii) Debtor shall be in compliance with each of the covenants set forth in Section 5;

                  (iii) the outstanding principal balance of the Loan, together with the amount of the requested Advance, must not exceed the Maximum Loan Amount; and

                  (iv) there shall have been no material adverse change in Debtor's business, operations, assets or financial condition since the Effective Date, as determined by FFCA in its reasonable discretion.

Upon Debtor's satisfaction of the foregoing conditions, FFCA will disburse the requested Advance in immediately available funds to such account as Debtor shall have specified in the Notice or as otherwise directed by Debtor in the Notice.

         D. The Loan shall bear interest at a variable rate of interest as set forth in the Note and shall be payable in arrears on the first day of each month based on the then outstanding principal balance of the Note. Debtor shall have the right to prepay (without premium or penalty) the Note in whole or in part at any time provided that any such prepayment shall only be made on a regularly scheduled payment date upon not less than 10 days prior written notice from Debtor to FFCA. Debtor shall pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, the outstanding principal amount of the Loan and all accrued but unpaid interest thereon. E. As security for the Loan, Debtor agrees to pledge its interest in the Collateral pursuant to the Security Agreement. In addition, Debtor will execute and deliver the Negative Pledges. A Negative Pledge will be recorded in the real estate records of each county where each of the Premises is located.

         E. All costs and expenses of the transaction described in this Agreement shall be paid by Debtor, including, without limitation, the attorneys' fees of Debtor and the reasonable attorneys' fees and expenses of FFCA.

         F. FFCA's obligation to provide the Loan is further subject to the delivery to FFCA of Counsel's opinion in form and substance reasonably satisfactory to FFCA.

         G. The Fee shall be paid at the time of each Advance from each Advance and shall be deemed nonrefundable and fully earned with each Advance.


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         3.       REPRESENTATIONS AND WARRANTIES OF FFCA. The representations and warranties of FFCA contained in this Section are being made by FFCA as of the Effective Date to induce Debtor to enter into this Agreement and consummate the transactions contemplated herein, and Debtor has relied, and will continue to rely, upon such representations and warranties from and after the execution of this Agreement. FFCA represents and warrants to Debtor as follows:

                  A. Organization of FFCA. FFCA has been duly formed, is validly existing and has taken all necessary action to authorize the execution, delivery and performance by FFCA of this Agreement.

                  B. Authority of FFCA. The person who has executed this Agreement on behalf of FFCA is duly authorized so to do.

                  C. Enforceability. Upon execution by FFCA, this Agreement shall constitute the legal, valid and binding obligation of FFCA, enforceable against FFCA in accordance with its terms.

         All representations and warranties of FFCA made in this Agreement shall survive the execution of this Agreement.

         4. REPRESENTATIONS AND WARRANTIES OF DEBTOR. The representations and warranties of Debtor contained in this Section are being made by Debtor as of the Effective Date and the date of each Advance to induce FFCA to enter into this Agreement and consummate the transactions contemplated herein, and FFCA has relied, and will continue to rely, upon such representations and warranties from and after the Effective Date and the date of each Advance. Debtor represents and warrants to FFCA as follows:

                  A. Information and Financial Statements. Debtor has delivered to FFCA financial statements (either audited financial statements or, if Debtor does not have audited financial statements, certified financial statements) and certain other information concerning itself, which financial statements and other information are true, correct and complete in all material respects; and no material adverse change has occurred with respect to any such financial statements and other information provided to FFCA since the date such financial statements and other information were prepared or delivered to FFCA. Debtor understands that FFCA is relying upon such financial statements and information and Debtor represents that such reliance is reasonable. All such financial statements were prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise noted in such financial statements) and accurately reflect as of the Effective Date the financial condition of each individual or entity to which they pertain.

                  B. Organization and Authority of Debtor. Debtor is duly organized or formed, validly existing and in good standing under the laws of the State of Delaware and qualified as a foreign corporation to do business in any jurisdiction where such qualification is required. All necessary corporate action has been taken to authorize the execution, delivery and performance of the Loan Documents. The person(s) who have executed the Loan Documents on behalf of Debtor are duly authorized so to do.


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                  C.       Organization and Authority of Companies. The
         Companies are duly organized or formed, validly existing and in good standing under the laws of the states where they were organized and qualified as foreign partnerships or foreign limited liability companies to do business in any jurisdiction where such qualification is required.

                  D. Enforceability of Documents. Upon execution by Debtor, the Loan Documents shall constitute the legal, valid and binding obligations of Debtor, enforceable against Debtor in accordance with their respective terms.

                  E. Litigation. There are no suits, actions, proceedings or investigations pending or, to the actual knowledge of Debtor, threatened against or involving Debtor, the Companies, the Collateral, the Premises or any of Debtor's or any of the Companies' assets before any court, arbitrator, or administrative or governmental body which might reasonably result in a Material Adverse Effect.

                  F. Absence of Breaches or Defaults. Neither Debtor nor any of the Companies are in default beyond any applicable grace period under any other document, instrument or agreement to which Debtor or any of the Companies is a party (including, without limitation, the Partnership Agreements and the Management Agreements) or by which the Debtor, the Companies, the Collateral, the Premises or any of the property of Debtor or any of the Companies is subject or bound which would have a Material Adverse Effect or would materially interfere with or prevent Debtor's or the Companies performance under the Loan Documents. The authorization, execution, delivery and performance of the Loan Documents will not result in a Material Adverse Effect or result in any breach or default under any other document, instrument or agreement to which Debtor or any of the Companies is a party (including, without limitation, the Partnership Agreements and the Management Agreements) or by which Debtor, the Companies, the Collateral, the Premises or any of the property of Debtor is subject or bound which would materially interfere with or prevent Debtor's or the Companies' performance under the Loan Documents. The authorization, execution, delivery and performance of the Loan Documents will not violate any applicable law, statute, regulation, rule, ordinance, code, rule or order.

                  G. Licenses, Permits, Consents and Approvals. Debtor or the Companies has all required licenses, permits, consents and approvals, both governmental and private, to use and operate the Collateral, the Premises and the rest of their assets and conduct their business in the intended manner.

                  H. Insolvency; Net Worth. Debtor is not insolvent within the meaning of the Code. Debtor has a net worth of at least $10,000,000.00, as determined in accordance with generally accepted accounting principles consistently applied, except that for purposes of calculating Debtor's net worth hereunder, convertible preferred stock issued by Debtor shall be treated as equity.

                  I. Taxes. Debtor and the Companies have paid, in the ordinary course of business, all taxes, assessments, levies and other governmental charges which have been levied or imposed upon Debtor, the Companies, the Collateral, the Premises and/or Debtor's and properties and would be due and payable.


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                  J.       Title to Collateral; First Priority Security
         Interest. Debtor owns, and with respect to Collateral acquired after the date hereof, Debtor will own, legally and beneficially, the Collateral, free and clear of any lien, security interest, pledge, hypothecation, claim or other encumbrance, or any right or option on the part of any third person to purchase or otherwise acquire or obtain any lien or security interest in the Collateral or any part thereof, except for the lien and security interest granted in the Security Agreement in favor of FFCA. Upon the execution of the Loan Documents by the applicable parties, Secured Party shall have a valid first priority lien upon and security interest in the Collateral.

                  K. Title to Premises. Debtor holds either (i) fee title to the Premises, (ii) a leasehold interest in the land relating to the Premises and fee title to the buildings and improvements located thereon or (iii) a leasehold interest in the Premises, free and clear of all liens, encumbrances, charges and security interests of any nature whatsoever, except as otherwise disclosed in writing to FFCA.

                  L. Collateral Genuine. The Collateral is genuine, free from any restriction on transfer, duly and validly authorized and issued, constitutes the valid and legally binding obligation of the Companies, enforceable in accordance with its terms, is fully paid and non-assessable, and is hereby duly and validly pledged and hypothecated to FFCA in accordance with law. The interests listed on Schedule II represent one hundred (100%) percent of the issued and outstanding interests of the Companies. There are no other interests issued and outstanding and there are no other interests in the Companies.

                  M. No Actions. No action has been brought or is threatened which would in any way prohibit or restrict the execution and delivery of any of the Loan Documents by Debtor or the performance in all respects of Debtor thereunder.

         All representations and warranties of Debtor made in this Agreement shall survive the execution of this Agreement and each Advance.

         5. COVENANTS. Debtor covenants to FFCA from and after the Effective Date as follows:

                  A. Books, Records and Inspections. Debtor shall, at all reasonable times upon prior written notice from FFCA and during normal business hours, (i) provide FFCA and FFCA's officers, employees, agents, advisors, attorneys and accountants with access to Debtor's personal and real properties and books and records, and (ii) allow such persons to make such inquires of Debtor's officers and employees and to make copies and perform such verifications as FFCA considers reasonably necessary; provided, however, all such inspections, copies and verifications shall be at FFCA's sole cost and expense and FFCA shall reasonably attempt to minimize, during any such activity, interference with the operation of Debtor's business and FFCA shall keep any information obtained confidential; provided, however, FFCA shall not be required to keep confidential (1) any information which had previously been made public, (2) information that FFCA is required to disclose by court order, subpoena or under federal or state law, or (3) information received by FFCA from a third party.


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                  B.       Net Worth. At all times while the obligations of
         Debtor to FFCA pursuant to the Loan Documents are outstanding, Debtor shall maintain a net worth of at least $10,000,000.00, as determined in accordance with generally accepted accounting principles consistently applied, except that for purposes of calculating Debtor's net worth hereunder convertible preferred stock issued by Debtor shall be treated as equity.

                  C. Reporting Obligations. Debtor will provide FFCA with each of the following:

                           (i) Financial Statements. Within 45 days after the end of each fiscal quarter and within 120 days after the end of each fiscal year of Debtor, Debtor shall deliver to FFCA complete financial statements of Debtor including a balance sheet, profit and loss statement, cash flow statement and all other related schedules for the fiscal period then ended. All such financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied from period to period, and shall be certified to be accurate and complete by Debtor (or the Treasurer or other appropriate officer of Debtor). Debtor understands that FFCA is relying upon such financial statements and Debtor represents that such reliance is reasonable. The financial statements delivered to FFCA need not be audited, but Debtor shall deliver to FFCA copies of any audited financial statements of Debtor which may be prepared, as soon as they are available.

                           (ii) Event of Default or Acceleration Event. Promptly, but in any event within five days, after Debtor becomes aware of an Event of Default or an Acceleration Event, written notification to an officer of FFCA specifying the nature and period of existence thereof and what action Debtor is taking or proposes to take with respect thereto.

                           (iii) Litigation. Within ten days after Debtor becomes aware of any action, suit or proceeding pending or threatened in writing against or involving Debtor and/or Debtor's properties, except for those actions, suits or proceedings (1) for which damages of less than $250,000 have been sought, threatened or are likely to be incurred and (2) which Debtor in good faith determines will be covered by its insurance (including worker's compensation claims), Debtor shall notify FFCA of such action, suit or proceeding and in such notice specify the nature thereof, whether the alleged liability therein is covered by insurance then in effect and, if so covered, the monetary coverage thereof, and what action Debtor is taking or proposes to take with respect thereto.

                           (iv) Certificates. At the time of each Advance, a certificate of an officer of Debtor, substantially in the form attached hereto as Exhibit B.

                           (v) Auditors' Reports. Promptly upon receipt thereof, a copy of each report submitted to Debtor by its independent accountants in connection with any annual, interim or special audit made by it of the books of Debtor.


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                           (vi)     Other Information. Debtor shall deliver to
                  FFCA promptly after the receipt of written request therefor information concerning Debtor requested by FFCA that is required to satisfy all requirements applicable to FFCA pursuant to the Securities Exchange Act of 1934 and all other regulatory laws applicable to FFCA or to which FFCA is subject or bound.

                  D. Payment of Taxes, Etc. Unless Debtor shall contest the amount or validity thereof in the manner described below, Debtor shall pay all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien upon any of its properties. Debtor may, at its own expense, contest or cause to be contested such taxes, assessments, governmental charges or levies or other claims (i) in good faith, (ii) by proper proceedings, and (iii) against which adequate reserves in accordance with generally accepted accounting principles are being maintained.

                  E. Organization of Debtor. Debtor will continue to be a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction and qualified to do business in any jurisdiction where such qualification is required.

                  F. Licenses, Permits, Consents and Approvals. Debtor shall maintain in full force and effect all required licenses, permits, consents and approvals, both governmental and private, to use and operate its assets and conduct its business in the intended manner.

                  G. Use of Proceeds. Debtor shall use the proceeds of the Loan for (i) the purchase of interests of minority owners of Debtor,
         (ii) working capital and (iii) construction or renovation of P.F. Chang's China Bistro restaurants.

                  H. Debt. Debtor shall not, and shall not permit any Subsidiary to, incur, create, assume or permit to exist any Debt, except (a) Debt to FFCA or Affiliates of FFCA; (b) Debt incurred pursuant to trade accounts arising in the ordinary course of business that are not past due by more than 30 days; (c) letters of credit for deposits not to exceed $15,000.00 each and (d) existing Debt described on the attached Exhibit C and any extensions, substitutions or renewals thereof.

                  I. Fundamental Changes. Debtor shall not consolidate with or merge into any Person or permit any Person to merge into it; provided that the Companies may enter into a consolidation or merger with any person if (i) the survivor formed by or resulting from such consolidation or merger is the Companies and (ii) at the time of such consolidation or merger and immediately after giving effect thereto no Event of Default or Acceleration Event shall have occurred and be continuing.

                  J. Disposition of Assets. Without the prior written consent of FFCA, Debtor shall not, directly or indirectly, sell, assign, lease, transfer or otherwise dispose of all or substantially all of its assets (other than in the ordinary course of business for full and fair consideration).


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                  K.       No New Subsidiaries. Without the prior written
         consent of FFCA, Debtor shall not, and shall not permit any of its Subsidiaries to, acquire, incorporate or otherwise organize any Subsidiary, which was not in existence as of the Effective Date.

                  L. Transactions With Affiliates. Without the prior written consent of FFCA, Debtor will not enter into, and will not permit any Subsidiary to enter into, any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of Debtor or such Subsidiary, except transactions for fair value in accordance with reasonable commercial standards.

                  M. Maintenance of Assets. Debtor shall maintain, keep and preserve, and will cause each Subsidiary to maintain, keep and preserve, all of its tangible and intangible property and other assets that are necessary and useful in proper conduct of its business.

                  N. Amendment of Joint Venture Agreements. Without the prior written approval of FFCA in its sole and absolute discretion, Debtor shall not amend or terminate any of the Joint Venture Agreements or the Management Agreements nor shall it permit any of the Joint Venture Agreements or the Management Agreements to be amended or terminated.

                  O. Title; First Priority Lien. Debtor shall maintain good and marketable fee simple title to the Collateral, free and clear of all liens, encumbrances, charges and other exceptions to title. Debtor shall maintain good and marketable title to or valid and binding leasehold interests in, as applicable, the Premises, free and clear of all liens, encumbrances, charges and other exceptions to title.

         6. TRANSACTION CHARACTERIZATION. This Agreement is a contract to extend a financial accommodation (as such term is used in the Code) for the benefit of Debtor. It is the intent of the parties hereto that the business relationship created by this Agreement, the Note and the other Loan Documents is solely that of creditor and debtor and has been entered into by both parties in reliance upon the economic and legal bargains contained in the Loan Documents. None of the agreements contained in the Loan Documents is intended, nor shall the same be deemed or construed, to create a partnership between Debtor and FFCA, to make them joint venturers, to make Debtor an agent, legal representative, partner, subsidiary or employee of FFCA, nor to make FFCA in any way responsible for the debts, obligations or losses of Debtor.

         7. DEFAULT AND REMEDIES. A. Each of the following shall be deemed an event of default by Debtor, after notice, to the extent required hereunder, and after the expiration of any applicable grace or cure period without the cure thereof (each, an "Event of Default"):

                  (1) If any representation or warranty of Debtor set forth in any of the Loan Documents is false in any material respect when made or becomes false in any material respect, or if Debtor renders any materially false statement or account;

                  (2) If any principal, interest or other monetary sum due under the Note or any other Loan Document is not paid within five days from the date when due and FFCA shall have given notice of such failure to Debtor and such failure shall not have been cured by Debtor within five days from the delivery of such notice;

                  (3) If Debtor fails to observe or perform any of the other covenants (except as otherwise provided below), conditions, or obligations of this Agreement other than the covenants in Sections 5.B., 5.H., 5.I, 5.J, 5.N and 5.O of this Agreement or there is a breach or default under any other Loan Document beyond any applicable notice or cure period; provided, however, if any such event does not involve the payment of any monetary sum, is not the result of a willful or intentional act or omission of Debtor, does not place any rights or property of FFCA in immediate jeopardy, and is within the reasonable power of Debtor to promptly cure after receipt of notice thereof, all as determined by FFCA in its reasonable discretion, then such event shall not constitute an Event of Default hereunder, unless otherwise expressly provided herein, unless and until FFCA shall have given Debtor notice thereof and a period of 30 days shall have elapsed, during which period Debtor may correct or cure such event, upon failure of which an Event of Default shall be deemed to have occurred hereunder (except as otherwise provided in the following sentence) without further notice or demand of any kind being required. If such nonmonetary event cannot reasonably be cured within such 30-day period, as determined by FFCA in its reasonable discretion, and Debtor is diligently pursuing a cure of such event, then an Event of Default shall not be deemed to have occurred hereunder upon the expiration of such 30-day period and Debtor shall have a reasonable period to cure such event beyond such 30-day period, which shall not exceed 90 days after receiving notice of the event from FFCA. If Debtor shall fail to correct or cure such event within such 90-day period, an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required;

                  (4) If Debtor fails to observe or perform any of the covenants in Sections 5.B, 5.H, 5.I, 5.J, 5.N or 5.O of this Agreement; or

                  (5) If Debtor becomes insolvent within the meaning of the Code, files or notifies FFCA that it intends to file a petition under the Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (collectively, an "Action"), becomes the subject of either an involuntary Action or petition under the Code without such involuntary Action or petition being dismissed within 30 days of filing or, if Debtor is diligently proceeding to dismiss such petition, such longer period of time as if required, but in no event shall such longer period of time be greater than 90 days, or is not generally paying its debts as the same become due.

                  B. Upon and during the continuance of an Event of Default, subject to the limitations, notices and cure periods set forth in subsection A, or an Acceleration Event, FFCA shall have no obligation to fund any Advance to Debtor and FFCA may declare all obligations of Debtor under the Note, this Agreement and any other Loan Document to be due and payable, and the same shall thereupon become due and payable without any presentment, demand, protest or notice of any kind except as expressly provided herein. Thereafter, FFCA may exercise, at its option, concurrently, successively or in any combination, all remedies available at law or in equity, including without limitation any one or more of the remedies available under the Note or any other Loan Document. Neither the acceptance of this Agreement nor its enforcement shall prejudice or in any manner affect FFCA's right to realize upon or enforce any other security now or hereafter held by FFCA, it being agreed that FFCA shall be entitled to enforce this Agreement and any other security now or hereafter held by FFCA in such order and manner as it may in its absolute discretion determine. No remedy herein conferred upon or reserved to FFCA is intended to be exclusive of any other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to FFCA, or to which FFCA may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by FFCA.

         8. ASSIGNMENTS BY FFCA. FFCA may assign in whole or in part its rights under this Agreement. Upon any unconditional assignment of FFCA's entire right and interest hereunder, FFCA shall automatically be relieved, from and after the date of such assignment, of liability for the performance of any obligation of FFCA contained herein arising after the date of the assignment provided that any assignee shall be bound by all of FFCA's obligations hereunder accruing from and after the date of such assignment.

         9. INDEMNITY. Debtor agrees to indemnify, hold harmless and defend FFCA and each of its directors, officers, shareholders, employees, successors, assigns, agents, experts, licensees, affiliates, lenders, mortgagees and trustees, as applicable (collectively, the "Indemnified Parties"), from and against any and all losses, costs, claims, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees (collectively, "Losses"), arising as the result of a breach of any of the representations, warranties, covenants, agreements or obligations of Debtor set forth in this Agreement, but excluding Losses suffered by an Indemnified Party directly arising out of such Indemnified Party's gross negligence or willful misconduct.

         10.      MISCELLANEOUS PROVISIONS.

                  A. Notices. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Agreement shall be in writing and given by (i) hand delivery,
         (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile (and if a copy of such notice is also mailed by certified or registered mail, return receipt requested, and deposited with the U.S. Postal Service no later than the first business day after the notice was transmitted by facsimile), (c) the next business day following the date of deposit with the delivery service, if delivered by express overnight delivery service, or (d) the third business day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

                  If to Debtor:         P. F. Chang's China Bistro, Inc.
                                        5090 North 40th Street, Suite 160
                                        Phoenix, AZ  85018
                                        Attention: Mr. Robert T. Vivian
                                        Telephone:       (602) 957-8986
                                        Telecopy:        (602) 957-8998

                  With a copy to:       Kenneth Van Winkle, Jr., Esq.
                                        Lewis and Roca LLP
                                        40 North Central Avenue
                                        Phoenix, AZ  85004-4429
                                        Telephone:  (602) 262-5311
                                        Telecopy:   (602) 262-5747

                  If to FFCA:           Dennis L. Ruben, Esq.
                                        Executive Vice President and
                                        General Counsel
                                        Franchise Finance Corporation of America
                                        17207 North Perimeter Drive
                                        Scottsdale, AZ  85255
                                        Telephone:       (602) 585-4500
                                        Telecopy:        (602) 585-2226

                  B. Waiver and Amendment. No provisions of this Agreement shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion.

                  C. Captions. Captions are used throughout this Agreement for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.

                  D. FFCA's Liability. Notwithstanding anything to the contrary provided in this Agreement, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Agreement by FFCA, that (i) there shall be absolutely no personal liability on the part of any shareholder, director, officer or employee of FFCA, with respect to any of the terms, covenants and conditions of this Agreement or the other Loan Documents, (ii) Debtor waives all claims, demands and causes of action against FFCA's officers, directors, employees and agents in the event of any breach by FFCA of any of the terms, covenants and conditions of this Agreement or the other Loan Documents to be performed by FFCA and (iii) Debtor shall look solely to the assets of FFCA for the satisfaction of each and every remedy of Debtor in the event of any breach by FFCA of any of the terms, covenants and conditions of this Agreement or the other Loan Documents to be performed by FFCA, such exculpation of liability to be absolute and without any exception whatsoever.

                  E. Severability. The provisions of this Agreement shall be deemed severable. If any part of this Agreement shall be held unenforceable, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

                  F. Construction Generally. This is an agreement between parties who are experienced in sophisticated and complex matters similar to the transaction contemplated by this Agreement and is entered into by both parties in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Debtor and FFCA were each represented by legal counsel competent in advising them of their obligations and liabilities hereunder.

                  G. Other Documents. Each of the parties agrees to sign such other and further documents as may be reasonably necessary to carry out the intentions expressed in this Agreement.

                  H. Attorneys' Fees. In the event of any judicial or other adversarial proceeding between the parties concerning this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs in addition to any other relief to which it may be entitled. References in this Agreement to the attorneys' fees and/or costs of a party shall mean both the reasonable fees and costs of independent outside counsel retained by such party with respect to this transaction and the reasonable fees and costs of the party's in-house counsel incurred in connection with this transaction.

                  I. Entire Agreement. This Agreement and the other Loan Documents, together with any other certificates, instruments or agreements to be delivered in connection therewith, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements, written or oral, between Debtor and FFCA with respect to the subject matter of this Agreement. Notwithstanding anything in this Agreement to the contrary, upon the execution and delivery of this Agreement by Debtor and FFCA, the Commitment shall be deemed null and void and of no further force and effect and the terms and conditions of this Agreement shall control notwithstanding that such terms may be inconsistent with or vary from those set forth in the Commitment.

                  J. Forum Selection; Jurisdiction; Venue; Choice of Law. Debtor acknowledges that this Agreement was substantially negotiated in the State of Arizona, the Agreement was signed and delivered by FFCA and Debtor in the State of Arizona, all payments under the Note will be delivered in the State of Arizona and there are substantial contacts between the parties and the transactions contemplated herein and the State of Arizona. For purposes of any action or proceeding arising out of this Agreement or any of the other Loan Documents, the parties hereto hereby expressly submit to the jurisdiction of all federal and state courts located in the State of Arizona and Debtor consents that it may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Debtor waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. It is the intent of the parties hereto that all provisions of this Agreement shall be governed by and construed under the laws of the State of Arizona. Nothing in this Section shall limit or restrict the right of FFCA to commence any proceeding in the federal or state courts located in a state other than Arizona to the extent FFCA deems such proceeding necessary or advisable to exercise remedies available under this Agreement or the other Loan Documents.

                  K. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

                  L. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Debtor and FFCA and their respective successors and permitted assigns, including, without limitation, any United States trustee, any debtor in possession or any trustee appointed from a private panel.

                  M. Survival. All representations, warranties, agreements, obligations and indemnities of Debtor and FFCA set forth in this Agreement shall survive the execution of this Agreement and each Advance.

                  N. Waiver of Jury Trial and Punitive, Consequential, Special and Indirect Damages. DEBTOR AND FFCA HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, DEBTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM FFCA WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY DEBTOR AGAINST FFCA OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY DEBTOR OF ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

         IN WITNESS WHEREOF, Debtor and FFCA have entered into this Agreement as of the date first above written.

                                   FFCA:

                                   FRANCHISE FINANCE CORPORATION OF AMERICA, a Delaware corporation


                                   By
                                     -------------------------------------------
                                   Printed Name
                                               ---------------------------------
                                   Its
                                      ------------------------------------------

                                   DEBTOR:

                                   P. F. CHINA BISTRO, INC.,
                                   a Delaware corporation


                                   By /s/ Robert Vivian
                                     -------------------------------------------
                                   Printed Name Robert Vivian
                                               ---------------------------------
                                   Its CFO
                                      ------------------------------------------

STATE OF ARIZONA           ]
                           ] SS.
COUNTY OF MARICOPA         ]

         The foregoing instrument was acknowledged before me on           , 1998
by         ,         of Franchise Finance Corporation of America, a Delaware
corporation, on behalf of the corporation.


                                               ---------------------------------
                                               Notary Public

My Commission Expires:


---------------------------------



STATE OF ARIZONA           ]
                           ] SS.
COUNTY OF MARICOPA         ]

         The foregoing instrument was acknowledged before me on June 29 , 1998 by Robert Vivian , CFO of P. F. Chang's China Bistro, Inc., a Delaware corporation, on behalf of the corporation.

                                               /s/ Kim Kuharske
                                               ---------------------------------
                                               Notary Public

My Commission Expires:

        7/25/99
---------------------------------

                      AMENDED AND RESTATED PROMISSORY NOTE


                                                       Dated as of June 29, 1998
$20,000,000.00                                               Scottsdale, Arizona


         THIS AMENDED AND RESTATED PROMISSORY NOTE (this "Note") executed by P.F. CHANG'S CHINA BISTRO, INC., a Delaware corporation ("Debtor"), amends and restates that certain Promissory Note dated as of October , 1997 in the principal amount of $10,000,000.00, payable to FRANCHISE FINANCE CORPORATION OF AMERICA, a Delaware corporation ("FFCA").

         Debtor, for value received, hereby promises to pay to FFCA, whose address is 17207 North Perimeter Drive, Scottsdale, Arizona 85255, or order, on or before the Maturity Date (as defined below), the principal sum of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00), or such much thereof as may be outstanding from time to time, in accordance with that certain Amended and Restated Revolving Line of Credit Loan Agreement dated as of the date of this Note between Debtor and FFCA, as such agreement may be amended from time to time (the "Loan Agreement").

         Initially capitalized terms which are not otherwise defined in this Note shall have the meanings set forth in the Loan Agreement. The following terms shall have the following meanings for all purposes of this Note:

                  "Applicable Margin" means an annual percentage equal to 3.50%.

                  "Adjustable Rate" means an annual interest rate equal to the sum of the Adjustable Rate Basis plus the Applicable Margin.

                  "Adjustable Rate Basis" means, for any Interest Period, the annual interest rate (rounded upwards, if necessary, to the nearest 1/100th of one percent) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in dollars at approximately 11:000 a.m. (London time) on the Adjustable Rate Reset Date for a term comparable to such Interest Period. If for any reasons such rate is not available, the term "Adjustable Rate Basis" shall mean, for any Interest Period, the annual interest rate (rounded upwards, if necessary, to the nearest 1/100th of one percent) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) on the Adjustable Rate Reset Date for a term comparable to such Interest Period provided, however, if more than one rate is specified on the Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. Notwithstanding the provisions of the foregoing two sentences, if, the annual interest rate charge to FFCA under its then existing LIBOR based credit facility (the "FFCA Credit Facility") is determined by a methodology other than as described in such sentences, the Adjustable Rate Basis shall be determined in accordance with the methodology for determining the annual interest rate under the FFCA Credit Facility.

                  "Adjustable Rate Reset Date" means the fifteenth day of each calendar month, or the next succeeding Business Day if such day is not a Business Day, prior to the next Interest Period.

                  "Business Day" means any day on which FFCA is open for business in the State of Arizona, other than a Saturday, Sunday or a legal holiday.

                  "Interest Period" means (i) initially, the period beginning on the date of this Note and ending on the last day of the calendar month in which such date occurs, and (ii) thereafter, the period beginning on the first day of the calendar month and ending on the last day of such calendar month.

                  "Maturity Date" means July 1  , 1999.

         Debtor shall pay FFCA interest on the outstanding principal amount of this Note at the Adjustable Rate, on the basis of a 360-day year for the actual number of days elapsed, in arrears. Commencing on August 1 , 1998, and on the first day of each calendar month thereafter until the Maturity Date, Debtor shall pay FFCA interest which has accrued at the Adjustable Rate on the outstanding principal balance of this Note during the preceding Interest Period. FFCA shall notify Debtor in writing on or before the twenty-fifth day of each calendar month during the term of this Note of FFCA's determination of the interest payable on the first day of the next succeeding calendar month. All outstanding principal and unpaid accrued interest shall be paid on the Maturity Date.

         Each payment hereunder shall be applied first to any past due payments under this Note (including payment of all Costs (as herein defined)), then to accrued interest at the Adjustable Rate, and the balance, after the payment of such accrued interest, if any, shall be applied to the unpaid principal balance of this Note; provided, however, each payment hereunder while an Event of Default under this Note has occurred and is continuing shall be applied as FFCA in its sole discretion may determine.

         Upon execution of this Note, Debtor shall establish arrangements whereby all payments hereunder are transferred by wire or other means directly from Debtor's bank account to such account as FFCA may designate or as FFCA may otherwise designate.

         Debtor may prepay this Note as provided in the Loan Agreement.

         An "Event of Default" shall be deemed to have occurred under this Note if any principal, interest or other monetary sum due under this Note is not paid within five days from the date when due and FFCA shall have given notice of such failure to Debtor and such failure shall not have been cured by Debtor within five days from the delivery of such notice. Upon the occurrence of (i) an Event of Default under this Note or (ii) an Event of Default or an Acceleration Event under any of the other Loan Documents, then, in any of such events, time being of the essence hereof, FFCA may declare the entire unpaid principal balance of this Note, accrued interest, if any, and all other sums due under this Note, the other Loan Documents and any other document further securing this Note, due and payable at once without written notice to Debtor.

         All past-due principal and/or interest shall bear interest at the lesser of the highest rate for which the undersigned may legally contract or the rate of 18% per annum (the "Default Rate"), and such Default Rate shall continue to apply following a judgment in favor of FFCA under this Note. If Debtor fails to make any payment or installment due under this Note within five days of its due date, Debtor shall pay to FFCA in addition to any other sum due FFCA under this Note or any other Loan Document a late charge equal to 10% of such past-due payment or installment.

         All payments of principal and interest due hereunder shall be made (i) without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings, which amounts shall be paid by Debtor, and (ii) without any other right of abatement, reduction, setoff, defense, counterclaim, interruption, deferment or recoupment for any reason whatsoever. Debtor will pay the amounts necessary such that the gross amount of the principal and interest received by FFCA is not less than that required by this Note.

         No delay or omission on the part of FFCA in exercising any remedy, right or option under this Note shall operate as a waiver of such remedy, right or option. In any event, a waiver on any one occasion shall not be construed as a waiver or bar to any such remedy, right or option on a future occasion.

         Debtor hereby waives presentment, demand for payment, notice of dishonor, notice of protest, and protest, and except as otherwise provided in the Loan Documents, all other notices or demands in connection with delivery, acceptance, performance, default or endorsement of this Note.

         All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Note shall be in writing and given by (i) hand delivery, (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile (and if a copy of such notice is also mailed by certified or registered mail, return receipt requested, and deposited with the U.S. Postal Service no later than the first business day after the notice was transmitted by facsimile), (c) the next business day, following the date of deposit with the delivery service, if delivered by express overnight delivery service, or (d) the third business day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

                  If to Debtor:         P. F. Chang's China Bistro, Inc.
                                        5090 North 40th Street, Suite 160
                                        2201 East Camelback Road
                                        Phoenix, AZ  85018
                                        Attention: Mr. Robert T. Vivian
                                        Telephone: (602) 957-8986
                                        Telecopy:  (602) 957-8998

                  With a copy to:       Kenneth Van Winkle, Jr., Esq.
                                        Lewis and Roca LLP
                                        40 North Central Avenue
                                        Phoenix, AZ  85004-4429
                                        Telephone:  (602) 262-5311
                                        Telecopy:   (602) 262-5747

                  If to FFCA:           Dennis L. Ruben, Esq.
                                        Executive Vice President and General
                                        Counsel
                                        Franchise Finance Corporation of America
                                        17207 North Perimeter Drive
                                        Scottsdale, AZ 85255
                                        Telephone: (602) 585-4500
                                        Telecopy:  (602) 585-2226

or to such other address or such other person as either party may from time to time hereafter specify to the other party in a notice delivered in the manner provided above.

         Should any indebtedness represented by this Note be collected at law or in equity, or in bankruptcy or other proceedings, or should this Note be placed in the hands of attorneys for collection after default, Debtor shall pay, in addition to the principal and interest due and payable hereon, all costs of collecting or attempting to collect this Note (the "Costs"), including reasonable attorneys' fees and expenses of FFCA (including those fees and expenses incurred in connection with any appeal and those of FFCA's in-house counsel) whether or not a judicial action is commenced by FFCA.

         This Note may not be amended or modified except by a written agreement duly executed by Debtor and FFCA. In case any one or more of the provisions contained in this Note shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, and this Note shall be construed as if such provision had never been contained herein or therein.

         Notwithstanding anything to the contrary contained in any of the Loan Documents, the obligations of Debtor to FFCA under this Note and any other Loan Documents are subject to the limitation that payments of interest and late charges to FFCA shall not be required to the extent that receipt of any such payment by FFCA would be contrary to provisions of applicable law limiting the maximum rate of interest that may be charged or collected by FFCA. The portion of any such payment received by FFCA that is in excess of the maximum interest permitted by such provisions of law shall be credited to the principal balance of this Note or if such excess portion exceeds the outstanding principal balance of this Note, then such excess portion shall be refunded to Debtor. All interest paid or agreed to be paid to FFCA shall, to the extent permitted by applicable law, be amortized, prorated, allocated and/or spread throughout the full term of this Note (including, without limitation, the period of any renewal or extension thereof) so that interest for such full term shall not exceed the maximum amount permitted by applicable law.

         It is the intent of the parties hereto that the business relationship created by this Note and the other Loan Documents is solely that of creditor and debtor and has been entered into by both parties in reliance upon the economic and legal bargains contained in the Loan Documents. None of the agreements contained in the Loan Documents, is intended, nor shall the same be deemed or construed, to create a partnership between FFCA and Debtor, to make them joint venturers, to make Debtor an agent, legal representative, partner, subsidiary or employee of FFCA, nor to make FFCA in any way responsible for the debts, obligations or losses of Debtor.

         FFCA, by accepting this Note, and Debtor acknowledge and warrant to each other that each has been represented by independent counsel and Debtor has executed this Note after being fully advised by said counsel as to its effect and significance. This Note shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party.

         Debtor acknowledges that this Note was substantially negotiated in the State of Arizona, the Note was executed and delivered in the State of Arizona, all payments under this Note will be delivered in the State of Arizona and there are substantial contacts between the parties and the transactions contemplated herein and the State of Arizona. For purposes of any action or proceeding arising out of this Note, the parties hereto expressly submit to the jurisdiction of all federal and state courts located in the State of Arizona. Debtor consents that it may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Debtor waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. It is the intent of Debtor and FFCA that all provisions of this Note shall be governed by and construed under the laws of the State of Arizona. Nothing contained in this paragraph shall limit or restrict the right of FFCA to commence any proceeding in the federal or state courts located in any state in which FFCA deems such proceeding necessary or advisable to exercise remedies available under the Loan Documents.

         FFCA, BY ACCEPTING THIS NOTE, AND DEBTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS NOTE, THE RELATIONSHIP OF FFCA AND DEBTOR AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, DEBTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM FFCA WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY DEBTOR AGAINST FFCA OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS

NOTE OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY DEBTOR OF ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

         This obligation shall bind Debtor and its successors and assigns, and the benefits hereof shall inure to FFCA and its successors and assigns. FFCA may assign its rights under this Note as set forth in the Loan Agreement.

         IN WITNESS WHEREOF, Debtor has executed and delivered this Note effective as of the date first set forth above.

                                           P. F. CHANG'S CHINA BISTRO, INC., a
                                           Delaware corporation


                                           By /s/ Robert Vivian
                                             -----------------------------------
                                           Printed Name Robert Vivian
                                                       -------------------------
                                           Title CFO
                                                --------------------------------

                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT (this "Agreement") is made and entered into as of June 29, 1998 by and between P.F. CHANG'S CHINA BISTRO, INC., a Delaware corporation ("Debtor"), whose principal place of business is located at 5090 North 40th Street, Suite 160, Phoenix, Arizona 85015, and FRANCHISE FINANCE CORPORATION OF AMERICA, a Delaware corporation ("FFCA"), whose address is 17207 North Perimeter Drive, Scottsdale, Arizona 85255.

                             PRELIMINARY STATEMENT:

         FFCA has agreed to make the Loan to Debtor. To secure the Loan, Debtor has agreed to grant FFCA a security interest in the Collateral on the terms and conditions set forth in this Agreement. Capitalized terms not defined herein shall have the respective meanings set forth in that certain Amended and Restated Revolving Line of Credit Loan Agreement dated as of the date hereof between Debtor and FFCA.

         NOW, THEREFORE, for and in consideration of the mutual covenants and promises hereinafter set forth, FFCA and Debtor agree as follows:

         1. DEBTOR'S OBLIGATION; SECURITY INTEREST CREATED. FFCA has agreed to advance to Debtor the Loan, as evidenced by the execution and delivery of the Note to FFCA, and Debtor shall pay other sums advanced or expended by FFCA pursuant to the terms of the Loan Documents, and perform all other terms and conditions of Debtor set forth in the Loan Documents (collectively, the "Obligations"). To secure the payment of the Obligations, Debtor hereby grants to FFCA a security interest in its general partnership or membership interests in the Companies identified on Exhibit A attached hereto (the "Collateral").

         2. DEFAULT. Any action or event which would constitute an Event of Default (a "Default") and shall permit FFCA to exercise and pursue the remedies specified in Section 3 below.

         3. REMEDIES FOR DEFAULT. In the event that Debtor is, or is deemed to be, in Default hereunder, FFCA shall have all rights and remedies of a secured party in, to and against the Collateral granted by the Uniform Commercial Code in the State of Arizona and otherwise available at law or in equity, including, without limitation: (i) the right to declare all payments due under the Loan Documents immediately due and payable and the right to recover all fees and expenses (including reasonable attorney fees) in connection with the collection or enforcement thereof, which fees and expenses shall constitute additional Obligations of Debtor hereunder; (ii) the right to act as, and Debtor hereby constitutes and appoints FFCA, Debtor's true, lawful and irrevocable attorney-in-fact (which appointment shall be deemed coupled with an interest) to demand, receive and enforce payments and to give receipts, releases, satisfaction for and to sue for moneys payable to Debtor under or with respect to any of the Collateral under this Agreement, and actions taken pursuant to this appointment may be taken either in the name of

Debtor or in the name of FFCA with the same force and effect as if this appointment had not been made; (iii) the right to take immediate and exclusive possession of the Collateral, or any part thereof; (iv) the right to hold, maintain, preserve and prepare the Collateral for sale, until disposed of; (v) the right to dispose of the Collateral; (vi) the right to require Debtor to assemble and package the Collateral and make it available to FFCA for its possession at a place to be designated by FFCA which is reasonably convenient to the FFCA; (vii) the right to sell, hold or otherwise dispose of all or any part of the Collateral; (viii) the right to sue for specific performance of any obligation under the Loan Documents or to recover damages for breach thereof;
(ix) the right at any time to amend or terminate the Management Agreements and/or the Joint Venture Agreements; (x) the right to receive all cash distributions or payments payable in respect of the Collateral; and (xi) the right to exercise or cause to be exercised all voting rights and partnership or limited liability company, as applicable, powers in respect of the Collateral. The remedies of FFCA hereunder are cumulative and the exercise of any one or more of the remedies provided for herein or under the Uniform Commercial Code or other applicable law shall not be construed as a waiver of any of the other remedies of FFCA so long as any part of the Obligations secured hereby remains unsatisfied. FFCA shall be entitled to receive on demand, as additional Obligations hereunder, interest at the lower of 18% per annum or the highest rate permitted by applicable law on all amounts not paid when due under the Note or this Agreement, for the period such amounts are overdue. FFCA shall have no duty to mitigate any loss to the Debtor occasioned by enforcement of any remedy hereunder and shall have no duty of any kind to any subordinated creditor of Debtor.

         4. APPLICATION OF PROCEEDS. Should FFCA exercise the rights and remedies specified in Section 3 hereof, any proceeds received thereby shall be first applied to pay the costs and expenses, including reasonable attorneys' fees, incurred by FFCA as a result of Debtor's Default. The remainder of any proceeds, net of FFCA's costs and expenses, shall be applied to the satisfaction of the Obligations and, so long as Debtor is not in Default hereunder, any excess shall be paid over to Debtor. If Debtor is in Default hereunder, any excess may be held by FFCA for a reasonable time and either applied to the Obligations or paid over to Debtor.

         5. APPLICABLE LAW. Debtor acknowledges that this Agreement was substantially negotiated in the State of Arizona, the executed Agreement was delivered in the State of Arizona, all payments under the Loan Documents will be delivered in the State of Arizona and there are substantial contacts between the parties and the transactions contemplated herein and the State of Arizona. For purposes of any action or proceeding arising out of this Agreement, the parties hereto expressly submit to the jurisdiction of all federal and state courts located in the State of Arizona. Debtor consents that it may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Debtor waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. It is the intent of the parties hereto that all provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Arizona. To the extent that a court of competent jurisdiction finds Arizona law inapplicable with respect to any provisions hereof, then, as to those provisions only, the laws of the state where the Collateral is located shall be deemed to apply. Nothing contained in this paragraph shall limit or restrict the right of FFCA to commence any proceeding in the federal or state courts located in the state in which the Collateral is located to the extent FFCA deems such proceeding necessary or advisable to exercise remedies available under the Loan Documents.

         6. NONASSIGNABILITY. This Agreement may not by assigned by Debtor without the consent of FFCA. However, FFCA may assign its rights under this Agreement to any third party without the prior consent of Debtor.

         7. POSSESSION. Until a Default occurs, Debtor may retain possession of the Collateral, shall be entitled to all distributions as a result of its interests in the Companies and may use it in any lawful manner not inconsistent with this Agreement, with the provisions of any policies of insurance thereon or the other Loan Documents.

         8. WAIVER. No Default hereunder by Debtor shall be deemed to have been waived by FFCA except by a writing to that effect signed by FFCA and no waiver of any Default shall operate as a waiver of any other Default on a future occasion. No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be made except by a written agreement signed by Debtor and FFCA.

         9. SEVERABILITY. In case any one or more of the provisions contained herein or in the Note shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such provision had never been contained herein or therein.

         10. NOTICES; AMENDMENTS; WAIVERS. All notices, demands, designations, certificates, requests, offers, consents, approvals, appointments and other instruments given pursuant to this Agreement (collectively called "Notices") shall be in writing and given by (i) hand delivery, (ii) facsimile,
(iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile, (c) the next business day, if delivered by express overnight delivery service, or (d) the third business day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

                  If to Debtor:        P. F. Chang's China Bistro, Inc.
                                       5090 North 40th Street, Suite 160
                                       Phoenix, AZ  85018
                                       Attention: Mr. Robert T. Vivian
                                       Telephone:        (602) 957-8986
                                       Telecopy:         (602) 957-8998

                  With a copy to:      Kenneth Van Winkle, Jr., Esq.
                                       Lewis and Roca LLP
                                       40 North Central Avenue
                                       Phoenix, AZ  85004-4429
                                       Telephone:        (602) 262-5357
                                       Telecopy:         (602) 262-5747

                  If to FFCA:          Dennis L. Ruben, Esq.
                                       Senior Vice President and General Counsel
                                       Franchise Finance Corporation of America
                                       17207 North Perimeter Drive
                                       Scottsdale, AZ  85255
                                       Telephone: (602) 585-4500
                                       Telecopy:  (602) 585-2226

or to such other address or such other person as either party may from time to time hereafter specify to the other party in a notice delivered in the manner provided above. Whenever in this Agreement the giving of Notice is required, the giving thereof may be waived in writing at any time by the person or persons entitled to receive such Notice.

         11. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each thereof shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

         12. HEADINGS. The headings appearing in this Agreement have been inserted for convenient reference only and shall not modify, define, limit or expand the express provisions of this Agreement.

         13. CHARACTERIZATION; INTERPRETATION. It is the intent of the parties hereto that the business relationship created by the Note, this Agreement and the other Loan Documents is solely that of creditor and debtor and has been entered into by both parties in reliance upon the economic and legal bargains contained in the Loan Documents. None of the agreements contained in the Loan Documents is intended, nor shall the same be deemed or construed, to create a partnership between FFCA and Debtor, to make them joint venturers, to make Debtor an agent, legal representative, partner, subsidiary or employee of FFCA, nor to make FFCA in any way responsible for the debts, obligations or losses of Debtor.

         FFCA and Debtor acknowledge and warrant to each other that each has been represented by independent counsel and has executed this Agreement after being fully advised by said counsel as to its effect and significance. This Agreement shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party, which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party.

         14. TIME OF THE ESSENCE. Time is of the essence in the performance of each and every obligation under this Agreement.

         15. WAIVER OF JURY TRIAL AND PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES. FFCA AND DEBTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE RELATIONSHIP OF FFCA AND DEBTOR, DEBTOR'S USE OR OCCUPANCY OF THE COLLATERAL, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, DEBTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM FFCA WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY DEBTOR AGAINST FFCA OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENTS CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY DEBTOR OF ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY DEBTOR AND FFCA AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                                       DEBTOR:

                                       P.F.CHANG'S CHINA BISTRO, INC.,
                                       a Delaware corporation


                                       By /s/ Robert Vivian
                                         ---------------------------------------
                                       Printed Name Robert Vivian
                                                   -----------------------------
                                       Its CFO
                                          --------------------------------------


                                       SECURED PARTY:

                                       FRANCHISE FINANCE CORPORATION OF AMERICA, a Delaware corporation


                                       By
                                         ---------------------------------------
                                       Printed Name
                                                   -----------------------------
                                       Title
                                            ------------------------------------

                                    EXHIBIT A

                                    COMPANIES


         PFCCB NUC LLC, an Arizona limited liability company
         PFCCB Southeastern LLC, an Arizona limited liability company PFCCB Mid-Atlantic LLC, an Arizona limited liability company PFCCB LouTex Joint Venture, an Arizona general partnership PFCCB Florida Joint Venture, an Arizona general partnership

                                    FORM OF
                           NEGATIVE PLEDGE AGREEMENT

     THIS NEGATIVE PLEDGE AGREEMENT (this "Agreement") is made as of June 29, 1998 by P.F. CHANG'S CHINA BISTRO, INC., a Delaware corporation ("Debtor") whose principal place of business is located at 5090 North 40th Street, Suite 160, Phoenix, Arizona 85015 for the benefit of FRANCHISE FINANCE CORPORATION OF AMERICA, a Delaware corporation ("FFCA"), whose address is 17207 North Perimeter Drive, Scottsdale, Arizona 85255.

                             PRELIMINARY STATEMENTS

     Capitalized terms not defined herein shall have the respective meanings set forth in that certain Amended and Restated Revolving Line of Credit Loan Agreement (the "Loan Agreement") dated as of the date hereof between FFCA and Debtor. Debtor either holds (i) fee title to the property legally described on the attached Exhibit A (ii) a leasehold interest in the land legally described on the attached Exhibit A and fee title to the buildings and improvements located thereon or (iii) a leasehold interest in the real property legally described on the attached Exhibit A (in any case, the "Premises"). FFCA has agreed to make the Loan to Debtor. In consideration of the Loan and as security for the Loan, Debtor has agreed to execute and deliver this Agreement.

                                   AGREEMENT

     1. NEGATIVE PLEDGE. Debtor agrees that it shall not sell, assign, mortgage, grant, bargain, convey, pledge or encumber by deed of trust, security agreement or other consensual monetary lien in or on Debtor's interest in the Premises or any portion thereof or permit Debtor's interest in the Premises or any part thereof to be sold, assigned, mortgaged, granted, bargained, conveyed, pledged or encumbered by deed of trust, security agreement or other consensual monetary lien without the prior written consent of FFCA, which consent may be withheld in FFCA's sole discretion. Any sale, assignment, mortgage, grant, bargain, conveyance, pledge or consensual encumbrance in breach of the preceding sentence shall be null and void, and of no force and effect, and shall constitute an "Event of Default" under the Loan Agreement. Debtor acknowledges that a material inducement to FFCA's willingness to advance the Loan is the execution and delivery by Debtor of this Agreement.

     2. RECORDATION. Debtor agrees that is Agreement will be recorded in the real property records of the county where the Premises is located to provide constructive notice of the terms and conditions of this Agreement; provided, however, that this Agreement does not encumber or affect any landlord's or lessor's interest in the Premises.

     3. RELEASE. FFCA agrees that at such time as the obligations of Debtor under the Loan Documents are paid and satisfied in full, FFCA shall execute a release of this Agreement.

     4. MISCELLANEOUS PROVISIONS.

     A. Notices. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Agreement shall be in writing and given by

(i) hand delivery, (ii) facsimile, (iii) express overnight delivery service or
(iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) electronic confirmation of transmission, if delivered by facsimile, (c) the next business day, if delivered by express overnight delivery service, or (d) the third business day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:



          If to Debtor:                 P.F. Chang's China Bistro, Inc.
                                        5090 North 40th Street, Suite 160
                                        Phoenix, AZ 85018
                                        Attention: Mr. Robert T. Vivian
                                        Telephone: (602) 957-8986
                                        Telecopy: (602) 957-8998



          With a copy to:               Kenneth Van Winkle, Jr., Esq.
                                        Lewis and Roca LLP
                                        40 North Central Avenue
                                        Phoenix, AZ 85004-4429
                                        Telephone: (602) 262-5311
                                        Telecopy: (602) 262-5747



          If to FFCA:                   Dennis L. Ruben, Esq.
                                        Executive Vice President and
                                          General Counsel
                                        Franchise Finance Corporation of America
                                        17207 North Perimeter Drive
                                        Scottsdale, AZ 85255
                                        Telephone: (602) 585-4500
                                        Telecopy: (602) 585-2226



          B. Waiver and Amendment. No provisions of this Agreement shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion.


          C. Captions. Captions are used throughout this Agreement for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.

          D. Severability. The provisions of this Agreement shall be deemed severable. If any part of this Agreement shall be held unenforceable, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

     E. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Debtor and FFCA and their respective successors and permitted assigns, including, without limitation, any United States trustee, any debtor in possession or any trustee appointed from a private panel.

     F. Forum Selection; Jurisdiction; Venue; Choice of Law. Debtor and FFCA acknowledge that this Agreement was substantially negotiated in the State of Arizona, the Agreement was signed and delivered by Debtor in the State of Arizona, and there are substantial contacts between the parties and the transactions contemplated herein and the State of Arizona. For purposes of any action or proceeding arising out of this Agreement, the parties hereto hereby expressly submit to the jurisdiction of all federal and state courts located in the State of Arizona and Debtor consents that it may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Debtor waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. It is the intent of the parties hereto that all provisions of this Agreement shall be governed by and construed under the laws of the State of Arizona. To the extent that a court of competent jurisdiction finds Arizona law inapplicable with respect to any provisions hereof, then, as to those provisions only, the laws of the state where the Premises is located shall be deemed to apply. Nothing in this Section shall limit or restrict the right of FFCA to commence any proceeding in the federal or state courts located in the state in which the Premises are located to the extent FFCA deems such proceeding necessary or advisable to exercise remedies available under this Agreement.

     H.   Waiver of Jury Trial and Punitive, Consequential, Special and
Indirect Damages. DEBTOR AND FFCA HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS
WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, DEBTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM FFCA WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY DEBTOR AGAINST FFCA OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY DEBTOR OF ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN

NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

     I.   Costs.    Debtor shall be responsible for the payment of all
out-of-pocket costs and expenses incurred by Debtor and FFCA in connection with this Agreement, including, without limitation, reasonable attorneys' fees and recording and filing fees and charges.

STATE OF ARIZONA  )
                  ) SS.
COUNTY OF MARICOPA)

     The foregoing instrument was acknowledged before me on June 29, 1998 by Robert Vivian, CFO of P.F. Chang's China Bistro, Inc. a Delaware corporation, on behalf of the corporation.

                                        /s/ Kim Kuharske
                                        ----------------------------------
                                        Notary Public



My Commission Expires:

7-25-99
----------------------


                                       6